Exhibit 10.2

22 June 2015

Kevin Kuo Deputy General Manager, Investment Department

Yao-Teh International Development Company, Ltd.

Room E, 4th Floor

No. 106, Chow Tze Street

Taipei, Taiwan, R.O.C.

2015年6月22日

郭逹馳

投資部副總經理

耀德國際育樂股份有限公司

台湾台北市（114）内湖区洲子街106号4楼E室

Subject: Proposal for Video of Concept Design for the Royal Country Club Resort and Spa

皇家鄉村俱樂部開度假村發項目動畫制作服務建議書

Dear Kevin,

Cuningham Group Architecture, Inc. (CGA) appreciates the opportunity to provide Yao-Teh International Development Company, Ltd (YTI) with this Proposal for a Fly-over video of the planned development at the Royal Country Resort and Spa (Project).

尊敬的郭先生，

康寧翰集團非常榮幸能有機會為耀德國際育樂股份有限公司擬建的皇家鄉村度假村和水

療中心開發項目提供鳥瞰視頻的服務建議書。

Project Understanding

CGA will assist YTI by producing and managing the content of a 2 minute fly-over video of the Royal Country Club Resort and Spa Concept Design. The Project will highlight the entrance, the architecture of the Royal Country Club Resort and Spa, the pathways that are an integral part of the Resort, the trails that define the nature experience of the Nature Discovery Center and the architecture of the Enchanted Water Fairy hotel.

康寧翰集團將協助耀德國際育樂股份有限公司制作和管理皇家鄉村俱樂部度假村和水療

中心設計方案的兩分鐘鳥瞰視頻。本項目將突出顯示皇家鄉村俱樂部度假村和水療中心

的入口和建筑、度假村的重要路徑組合、體現“探索中心”親近大自然體驗的山林步

道、以及“妙水仙閣”溫泉大酒店的建筑。

Approach/scope of services

CGA will provide the following scope of services:

•	Art Direct and Manage Content of Video Production

Deliverables will consist of:

•	2 Minute (minimum) Video, delivered as a digital file

Exclusions

•	Site Visits

•	Interior video sequences

服務方式及范圍

康寧翰集團將提供下列服務：

•	藝術指導和管理視頻制作內容

最終交付成果將包括：

•	(至少)2分鐘長度的視頻，以電子文檔形式交付

不包括

•	實地考察

•	室內視頻序列圖像

Fee / fee schedule

Basic Services will be provided as a Stipulated Sum Fee of Thirty Three Thousand Dollars ($33,000.00 USD1.) Payment Schedule is as follows:

•	1st Payment 25 June 15 (Notice-To-Proceed) 50% $16,500.00 USD

•	2nd Payment 15 July 17 (100% Deliverables) 100% $16,500.00 USD

1 This amount is a Stipulated Sum Fee net and exclusive of any and all taxes, duties, fees, or other levies including without limitation value-added, withholding, income, turnover, consumption, or business taxes (hereafter referred collectively to as “Taxes”) that may be imposed by Taiwan, any Regional Government, any Municipal Government, or any other governmental entity located within Taiwan. The payment of all such Taxes is Client’s responsibility, alone. If and to the extent that any Taxes are levied upon, added to, or withheld from the compensation then the compensation shall be increased by an amount equivalent to such Taxes and Client shall make up the difference. Also not included in professional fees are any other additional services which include special delivery or courier services, additional photo copies or images generated, or other additional scope of services, etc.

設計費用 / 付款進度

基本服務費用總計為三萬三千美元 ($33,000.00 USD1), 付款進度如下：

•	第一次付款 2015年6月25日 (通知開始啟動) 50% $16,500.00 USD

•	第二次付款 2015年7月17日(100% 交付最終成果) 100% $16,500.00 USD

1設計費總額是淨專業服務費用，不包含任何賦稅，關稅，費用，或其他雜征費，不包 含任何由台灣，地區政府，市政府或位於台灣境內的任何機構的可能賦稅，如增值稅， 代扣代繳稅，收入稅，消費稅，營業稅等（以下統稱為“雜征稅”）。所有該交納的稅 費等都應屬於客戶的責任范圍，由客戶獨自承擔。如果與設計費有關的稅款須由設計方 交納或從設計費內扣除，業主必須增加額外費用給設計方，該增加的金額應與設計方所 交納的稅款相等。

其它未列入專業服務費內的額外服務，包括特快專遞服務，額外的圖本文件制作，或者

其他超出項目建議書范圍的專業服務等。

Schedule

Upon your approval and Notice-to-Proceed, CGA anticipates completing the video generally in accordance with the following proposed Project Schedule:

•	Start 25 June 2015

•	Complete 17 July 2015

Thank you for this opportunity to be of assistance. We look forward to helping you make the Project a groundbreaking success.

项目進度

收到貴方對項目建議書的批准及開始啟動通知書后，康寧翰集團將按照以下項目進度計

劃完成視頻的制作。

•	開始 2015年6月25日

•	完成 2015年7月17日

感謝貴方給予我方參與本項目的機會。我們期待能助力貴方將本項目打造為裡程碑式的

成功經典項目！

Sincerely,

James Scheidel, AIA, NCARB, LEED®A.P.
Chairman of the Board